EXHIBIT 23.1


                       CACCIAMATTA ACCOUNTANCY CORPORATION
                             19100 VON KARMAN AVENUE
                                   THIRD FLOOR
                            IRVINE, CALIFORNIA 92612
                           TELEPHONE NO.: 714/475-9600



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Country Star Restaurants, Inc.
4929 Wilshire Boulevard
Suite 428
Los Angeles, California  90010


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form SB-2 of our report dated April 8, 1998, relating to the financial statements of Country Star Restaurants, Inc. appearing in the Company's Annual Reports on Form 10-KSB for the years ended December 31, 1996 and December 31, 1997.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             CACCIAMATTA ACCOUNTANCY CORP.





Los Angeles, California
July 8, 1998